Exhibit 99.1

SATCON® REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS

Boston, Massachusetts — August 9, 2011 - Satcon Technology Corporation® (NASDAQ CM:SATC), a leading provider of utility scale power conversion solutions for the renewable energy market, today announced its results for the second quarter ended June 30, 2011.

	Three Months Ended
(in millions except margin data)	June 30, 2011	June 30, 2010	% Change

Revenue	$45.5	$27.6	64.7%
Gross Margin	8.0%	21.0%	(37)%
Operating Income (Loss)	$(20.1)	$(5.3)	(283)%

Revenue for the second quarter of 2011 was $45.5 million, in line with its previous revised guidance of $45-$47 million, and an increase of approximately 64.7% over the same period last year.

“The market environment in the second quarter was challenging.  Despite the strength of North America, the market conditions in Europe and Asia had negative effects on our overall performance,” said Steve Rhoades, President and Chief Executive Officer of Satcon.  “In addition, we incurred one-time charges associated with inventory, restructuring, and the strategic decision to accelerate product development.  Although these measures have resulted in a higher than expected operating loss, they have effectively strengthened our ability to achieve our revenue and cost targets by the end of 2011.”

During the second quarter, the company shipped 195 MWs of its industry-leading PowerGate® Plus, Prism® Platform, and Equinox® solutions.  North America continued to be the company’s strongest performing region, representing 80% of total revenues, with 12% coming from Asia and 8% from Europe.  Satcon’s utility scale solutions of 250kW and above continued to be the company’s strongest performing offering, shipping over 167 MW, and representing 86% of total units shipped in the quarter.

At June 30, 2011, the company’s backlog, which consists of purchase orders from its customers, was $55.2 million.  Backlog from North America represented 74% of orders to be delivered.  Asia contributed 15%, while Europe contributed 11%.

For the third quarter of 2011 the company expects revenue to be in the range of $45 million to $52 million, and gross margin percentage to be in the mid-teens.  “Going forward, we see a strong North American market with upside coming from Asia and Europe,” continued Rhoades.  “We believe that the measures we have taken in the quarter give us the flexibility to adapt to the current market volatility, position us to achieve our guidance, and put us on a path to a sustainable business.”

Conference Call Reminder

The company will hold a conference call to review its financial results and business highlights today, August 9, 2011 at 5:00 p.m. ET.  During the conference call, the company may answer questions concerning business and financial developments and trends, and other business and financial matters. The company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call will be webcast live over the Internet and can be accessed on the Investor Relations section of the company’s website at http://investor.satcon.com.  The conference call also can be accessed by dialing (877) 407-8289 (U.S. and Canada) or (201) 689-8341 (International).  Interested parties that are unable to listen to the live call may access an archived version of the webcast on Satcon’s website.

About Satcon

Satcon Technology Corporation is a leading provider of utility-grade power conversion solutions for the renewable energy market, enabling the industry’s most advanced, reliable and proven clean energy alternatives.  For more than ten years, Satcon has designed and delivered advanced power conversion products that enable large-scale producers of renewable energy to convert the clean energy they produce into grid-connected efficient and reliable power.  To learn more about Satcon, please visit http://www.Satcon.com.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively, including those relating to preliminary Q2 2011 financial results, expected cost savings from our workforce reduction, and the use of proceeds from the offering, are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company’s expectation.  Additional information concerning risk factors is contained from time to time in the company’s SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC.  Forward-looking statements contained in this press release speak only as of the date of this release.  Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date.  The company expressly disclaims any obligation to update the information contained in this release.

Contact

Leah Gibson

Investor Relations

Satcon Technology Corporation
(617) 897-2400
leah.gibson@Satcon.com

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$28,430,711	$30,094,162
Accounts receivable, net of allowance of $1,803,810 and $974,887 at June 30, 2011 and December 31, 2010, respectively	77,698,142	73,713,308
Unbilled contract costs and fees	174,342	174,342
Inventory	96,213,389	40,542,893
Note receivable	4,382,546	—
Prepaid expenses and other current assets	5,147,850	4,254,246
Total current assets	212,046,980	148,778,951
Property and equipment, net	12,039,485	7,284,285
Other long-term assets	517,744	—
Total assets	$224,604,209	$156,063,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$35,000,000	$15,000,000
Note payable, current portion, net of discount of $407,930 and $434,247 at June 30, 2011 and December 31, 2010, respectively	3,568,496	2,107,473
Accounts payable	86,778,392	45,060,537
Accrued payroll and payroll related expenses	3,063,736	4,476,685
Other accrued expenses	6,465,841	6,824,388
Accrued contract loss	2,268,346	—
Accrued restructuring costs	1,032,316	49,203
Current portion of subordinated convertible notes	6,095,238	—
Deferred revenue	10,136,374	8,099,852
Total current liabilities	154,408,739	81,618,138

Warrant liabilities	1,170,652	5,454,109
Note payable, net of current portion and discount of $259,411 and $399,589 at June 30, 2011 and December 31, 2010, respectively	7,148,472	9,058,691
Long-term subordinated convertible notes, net of current portion	10,254,762	—
Deferred revenue, net of current portion	17,751,905	11,622,918
Other long-term liabilities	621,942	318,151
Total liabilities	191,356,472	108,072,007
Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.01 par value 1,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	—	—
Common stock; $0.01 par value, 200,000,000 shares authorized; 119,327,864 and 117,911,278 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	1,193,279	1,179,113
Additional paid-in capital	300,326,034	291,717,323
Accumulated deficit	(266,842,008)	(243,475,639)
Accumulated other comprehensive loss	(1,429,568)	(1,429,568)
Total stockholders’ equity	33,247,737	47,991,229
Total liabilities and stockholders’ equity	$224,604,209	$156,063,236

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Product revenue	$45,497,036	$27,627,473	$107,501,973	$42,359,952

Cost of product revenue	41,866,139	21,890,030	88,998,664	34,589,139

Gross margin	3,630,897	5,737,443	18,503,309	7,770,813

Operating expenses:
Research and development	9,718,388	2,711,070	15,854,721	5,442,855
Selling, general and administrative	12,898,591	8,282,484	23,121,904	13,862,366
Restructuring charge	1,134,254	—	1,134,254	783,701

Total operating expenses from continuing operations	23,751,233	10,993,554	40,110,879	20,088,922

Operating loss from continuing operations	(20,120,336)	(5,256,111)	(21,607,570)	(12,318,109)

Change in fair value of subordinated convertible notes and warrant liabilities	1,023,622	(857,965)	1,147,183	231,013
Other (loss) income, net	(277,757)	(251,043)	(477,613)	(319,458)
Interest income	183,125	10	183,276	185
Interest expense	(2,036,396)	(226,169)	(2,611,645)	(289,396)
Loss from continuing operations before discontinued operations	(21,227,742)	(6,591,278)	(23,366,369)	(12,695,765)

Gain on sale of discontinued operations, net	—	—	—	500,217
Income from discontinued operations, net	—	—	—	31,390
Net loss	(21,227,742)	(6,591,278)	(23,366,369)	(12,164,158)

Deemed dividend and accretion on Series C preferred stock	—	(1,538,934)	—	(2,808,125)
Dividend on Series C preferred stock	—	(368,697)	—	(723,757)
Net loss attributable to common stockholders	$(21,227,742)	$(8,498,909)	$(23,366,369)	$(15,696,040)

Net loss per weighted average share, basic and diluted:
From loss from continuing operations before discontinued operations attributable to common stockholders	$(0.18)	$(0.12)	$(0.20)	$(0.22)
From income from discontinued operations	—	—	—	—
From gain on sale of discontinued operations	—	—	—	—
Net loss attributable to common stockholders per weighted average share, basic and diluted	$(0.18)	$(0.12)	$(0.20)	$(0.22)

Weighted average number of common shares, basic and diluted	119,137,006	71,512,306	118,931,664	71,216,831